Exhibit 99.2

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited)
Third Quarter 2022

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2022 Earnings Release

Table of Contents

Page

Financial Highlights	1

Selected Ratios and Other Information*	2

Consolidated Balance Sheets	3

Loans	4

Deposits	7

Consolidated Statements of Income	9

Consolidated Average Daily Balances and Yield / Rate Analysis*	11

Pre-Tax Pre-Provision Income ("PPI")* and Adjusted PPI*	13

Non-Interest Income, Mortgage Income, Wealth Management Income and Capital Markets Income	14

Non-Interest Expense	16

Reconciliation of GAAP Financial Measures to non-GAAP Financial Measures*
Adjusted Efficiency Ratios, Adjusted Fee Income Ratios, Adjusted Non-Interest Income / Expense, Adjusted Operating Leverage Ratios, Return Ratio, and Tangible Common Ratios	17

Credit Quality
Allowance for Credit Losses, Net Charge-Offs and Related Ratios, Adjusted Net Charge-Offs and Related Ratios	20
Non-Accrual Loans (excludes loans held for sale), Early and Late Stage Delinquencies	22

Forward-Looking Statements	23

*Use of non-GAAP financial measures
Regions believes that presentation of non-GAAP financial measures provides a meaningful basis for period to period comparisons, which management believes will assist investors in assessing the performance of the Company on the same basis as that applied by management. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of earnings that excludes certain adjustments does not represent the amount that effectively accrues directly to shareholders. Additionally, our non-GAAP financial measures may not be comparable to similar non-GAAP financial measures used by other companies.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2022 Earnings Release
Financial Highlights

	Quarter Ended
($ amounts in millions, except per share data)	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021
Earnings Summary
Interest income - taxable equivalent	$1,355	$1,166	$1,063	$1,066	$1,017
Interest expense - taxable equivalent	81	47	37	37	41
Net interest income - taxable equivalent	1,274	1,119	1,026	1,029	976
Less: Taxable-equivalent adjustment	12	11	11	10	11
Net interest income	1,262	1,108	1,015	1,019	965
Provision for (benefit from) credit losses	135	60	(36)	110	(155)
Net interest income after provision for (benefit from) credit losses	1,127	1,048	1,051	909	1,120
Non-interest income	605	640	584	615	649
Non-interest expense	1,170	948	933	983	938
Income before income taxes	562	740	702	541	831
Income tax expense	133	157	154	103	180
Net income	$429	$583	$548	$438	$651
Net income available to common shareholders	$404	$558	$524	$414	$624

Weighted-average shares outstanding—during quarter:
Basic	934	934	938	949	955
Diluted	940	940	947	958	962

Earnings per common share - basic	$0.43	$0.60	$0.56	$0.44	$0.65
Earnings per common share - diluted	$0.43	$0.59	$0.55	$0.43	$0.65

Balance Sheet Summary
At quarter-end
Loans, net of unearned income	$94,711	$93,458	$89,335	$87,784	$83,270
Allowance for credit losses	(1,539)	(1,514)	(1,492)	(1,574)	(1,499)
Assets	157,798	160,908	164,082	162,938	156,153
Deposits	135,378	138,263	141,022	139,072	132,039
Long-term borrowings	2,274	2,319	2,343	2,407	2,451
Shareholders' equity	15,173	16,507	16,982	18,326	18,605
Average balances
Loans, net of unearned income	$94,684	$90,764	$87,814	$86,548	$83,350
Assets	158,422	161,826	161,728	160,051	155,630
Deposits	135,518	139,592	138,734	136,682	131,897
Long-term borrowings	2,319	2,328	2,390	2,433	2,774
Shareholders' equity	16,473	16,404	17,717	18,308	18,453

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2022 Earnings Release
Selected Ratios and Other Information

	As of and for Quarter Ended
	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021
Return on average assets* (1)	1.07%	1.44%	1.38%	1.09%	1.66%
Return on average common shareholders' equity*	10.82%	15.18%	13.23%	9.86%	14.75%
Return on average tangible common shareholders’ equity (non-GAAP)* (2)	18.02%	25.40%	21.00%	15.07%	21.34%
Efficiency ratio	62.3%	53.9%	57.9%	59.8%	57.7%
Adjusted efficiency ratio (non-GAAP) (2)	52.6%	54.2%	57.9%	58.8%	56.6%
Common book value per share	$14.46	$15.89	$16.42	$17.69	$17.75
Tangible common book value per share (non-GAAP) (2)	$8.15	$9.55	$10.06	$11.38	$12.32
Total equity to total assets	9.62%	10.26%	10.35%	11.25%	11.91%
Tangible common shareholders’ equity to tangible assets (non-GAAP) (2)	5.01%	5.76%	5.93%	6.83%	7.79%
Common equity (3)	$11,554	$11,298	$10,912	$10,844	$11,628
Total risk-weighted assets (3)	$124,369	$122,154	$116,182	$113,343	$108,052
Common equity Tier 1 ratio (3)	9.3%	9.2%	9.4%	9.6%	10.8%
Tier 1 capital ratio (3)	10.6%	10.6%	10.8%	11.0%	12.3%
Total risk-based capital ratio (3)	12.3%	12.3%	12.5%	12.7%	14.1%
Leverage ratio (3)	8.5%	8.2%	8.0%	8.1%	8.8%
Effective tax rate	23.7%	21.2%	21.9%	18.9%	21.7%
Allowance for credit losses as a percentage of loans, net of unearned income	1.63%	1.62%	1.67%	1.79%	1.80%
Allowance for credit losses to non-performing loans, excluding loans held for sale	311%	410%	446%	349%	283%
Net interest margin (FTE)*	3.53%	3.06%	2.85%	2.83%	2.76%
Adjusted net interest margin (FTE) (non-GAAP) * (2)	3.68%	3.44%	3.43%	3.34%	3.30%
Loans, net of unearned income, to total deposits	70.0%	67.6%	63.3%	63.1%	63.1%
Net charge-offs as a percentage of average loans*	0.46%	0.17%	0.21%	0.20%	0.14%
Adjusted net charge-offs as a percentage of average loans (non-GAAP) * (2)	0.19%	0.17%	0.21%	0.20%	0.14%
Non-performing loans, excluding loans held for sale, as a percentage of loans	0.52%	0.39%	0.37%	0.51%	0.64%
Non-performing assets (excluding loans 90 days past due) as a percentage of loans, foreclosed properties, and non-performing loans held for sale	0.54%	0.41%	0.39%	0.54%	0.66%
Non-performing assets (including loans 90 days past due) as a percentage of loans, foreclosed properties, and non-performing loans held for sale (4)	0.65%	0.52%	0.53%	0.70%	0.80%
Associate headcount—full-time equivalent (5)	19,950	19,673	19,723	19,626	18,963
ATMs	2,043	2,048	2,054	2,068	2,051
Branch Statistics
Full service	1,259	1,259	1,259	1,268	1,276
Drive-through/transaction service only	35	35	35	34	34
Total branch outlets	1,294	1,294	1,294	1,302	1,310

*Annualized
(1)Calculated by dividing net income by average assets.
(2)See reconciliation of GAAP to non-GAAP Financial Measures that begin on pages 12, 13, 17, 18, 19 and 21.
(3)Current quarter Common equity as well as Total risk-weighted assets, Common equity Tier 1, Tier 1 capital, Total risk-based capital and Leverage ratios are estimated.
(4)Excludes guaranteed residential first mortgages that are 90+ days past due and still accruing. Refer to the footnotes on page 22 for amounts related to these loans.
(5)Associate headcount for the fourth quarter of 2021 includes approximately 620 associates from acquisitions closed in the quarter.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2022 Earnings Release
Consolidated Balance Sheets

	As of
($ amounts in millions)	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021
Assets:
Cash and due from banks	$2,117	$2,301	$2,227	$1,350	$1,741
Interest-bearing deposits in other banks	13,549	18,199	25,718	28,061	25,766
Debt securities held to maturity	817	836	864	899	945
Debt securities available for sale	28,126	29,052	29,384	28,481	28,986
Loans held for sale	720	612	694	1,003	934
Loans, net of unearned income	94,711	93,458	89,335	87,784	83,270
Allowance for loan losses	(1,418)	(1,425)	(1,416)	(1,479)	(1,428)
Net loans	93,293	92,033	87,919	86,305	81,842
Other earning assets	1,341	1,428	1,504	1,187	1,269
Premises and equipment, net	1,744	1,768	1,794	1,814	1,805
Interest receivable	424	365	329	319	304
Goodwill	5,739	5,749	5,748	5,744	5,181
Residential mortgage servicing rights at fair value (MSRs)	809	770	542	418	410
Other identifiable intangible assets, net	266	279	292	305	101
Other assets	8,853	7,516	7,067	7,052	6,869
Total assets	$157,798	$160,908	$164,082	$162,938	$156,153
Liabilities and Equity:
Deposits:
Non-interest-bearing	$54,996	$58,510	$59,590	$58,369	$57,145
Interest-bearing	80,382	79,753	81,432	80,703	74,894
Total deposits	135,378	138,263	141,022	139,072	132,039
Borrowed funds:
Long-term borrowings	2,274	2,319	2,343	2,407	2,451
Other liabilities	4,973	3,819	3,735	3,133	3,040
Total liabilities	142,625	144,401	147,100	144,612	137,530
Equity:
Preferred stock, non-cumulative perpetual	1,659	1,659	1,659	1,659	1,659
Common stock	10	10	10	10	10
Additional paid-in capital	11,976	11,962	11,983	12,189	12,479
Retained earnings	6,531	6,314	5,915	5,550	5,296
Treasury stock, at cost	(1,371)	(1,371)	(1,371)	(1,371)	(1,371)
Accumulated other comprehensive income, net	(3,632)	(2,067)	(1,214)	289	532
Total shareholders’ equity	15,173	16,507	16,982	18,326	18,605
Noncontrolling interest	—	—	—	—	18
Total equity	15,173	16,507	16,982	18,326	18,623
Total liabilities and equity	$157,798	$160,908	$164,082	$162,938	$156,153

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2022 Earnings Release
End of Period Loans

	As of
						9/30/2022		9/30/2022
($ amounts in millions)	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021	vs. 6/30/2022		vs. 9/30/2021
Commercial and industrial	$49,591	$48,492	$45,643	$43,758	$41,748	$1,099	2.3%	$7,843	18.8%
Commercial real estate mortgage—owner-occupied	5,167	5,218	5,181	5,287	5,446	(51)	(1.0)%	(279)	(5.1)%
Commercial real estate construction—owner-occupied	282	266	273	264	252	16	6.0%	30	11.9%
Total commercial	55,040	53,976	51,097	49,309	47,446	1,064	2.0%	7,594	16.0%
Commercial investor real estate mortgage	6,295	5,892	5,557	5,441	5,608	403	6.8%	687	12.3%
Commercial investor real estate construction	1,824	1,720	1,607	1,586	1,704	104	6.0%	120	7.0%
Total investor real estate	8,119	7,612	7,164	7,027	7,312	507	6.7%	807	11.0%
Total business	63,159	61,588	58,261	56,336	54,758	1,571	2.6%	8,401	15.3%
Residential first mortgage	18,399	17,892	17,373	17,512	17,347	507	2.8%	1,052	6.1%
Home equity—lines of credit (1)	3,521	3,550	3,602	3,744	3,875	(29)	(0.8)%	(354)	(9.1)%
Home equity—closed-end (2)	2,515	2,524	2,500	2,510	2,556	(9)	(0.4)%	(41)	(1.6)%
Consumer credit card	1,186	1,172	1,133	1,184	1,136	14	1.2%	50	4.4%
Other consumer—exit portfolios (3)	662	775	909	1,071	1,260	(113)	(14.6)%	(598)	(47.5)%
Other consumer	5,269	5,957	5,557	5,427	2,338	(688)	(11.5)%	2,931	125.4%
Total consumer	31,552	31,870	31,074	31,448	28,512	(318)	(1.0)%	3,040	10.7%
Total Loans	$94,711	$93,458	$89,335	$87,784	$83,270	$1,253	1.3%	$11,441	13.7%
______
NM - Not meaningful.
(1)     The balance of Regions' home equity lines of credit consists of $1,896 million of first lien and $1,625 million of second lien at 9/30/2022.
(2)    The balance of Regions' closed-end home equity loans consists of $2,294 million of first lien and $221 million of second lien at 9/30/2022.
(3)    Regions ceased originating indirect vehicle loans in the second quarter of 2019 and decided not to renew another third party relationship in the fourth quarter of 2019.

	As of
End of Period Loans by Percentage	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021
Commercial and industrial	52.4%	51.9%	51.1%	49.9%	50.1%
Commercial real estate mortgage—owner-occupied	5.5%	5.6%	5.8%	6.0%	6.5%
Commercial real estate construction—owner-occupied	0.3%	0.3%	0.3%	0.3%	0.3%
Total commercial	58.2%	57.8%	57.2%	56.2%	56.9%
Commercial investor real estate mortgage	6.6%	6.3%	6.2%	6.2%	6.7%
Commercial investor real estate construction	1.9%	1.8%	1.8%	1.8%	2.0%
Total investor real estate	8.5%	8.1%	8.0%	8.0%	8.7%
Total business	66.7%	65.9%	65.2%	64.2%	65.6%
Residential first mortgage	19.4%	19.1%	19.4%	19.9%	20.8%
Home equity—lines of credit	3.7%	3.8%	4.0%	4.3%	4.7%
Home equity—closed-end	2.7%	2.7%	2.8%	2.9%	3.1%
Consumer credit card	1.3%	1.3%	1.3%	1.3%	1.4%
Other consumer—exit portfolios	0.7%	0.8%	1.0%	1.2%	1.5%
Other consumer	5.5%	6.4%	6.3%	6.2%	2.8%
Total consumer	33.3%	34.1%	34.8%	35.8%	34.4%
Total Loans	100.0%	100.0%	100.0%	100.0%	100.0%

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2022 Earnings Release
Average Balances of Loans

	Average Balances
($ amounts in millions)	3Q22	2Q22	1Q22	4Q21	3Q21	3Q22 vs. 2Q22		3Q22 vs. 3Q21
Commercial and industrial	$49,120	$46,538	$43,993	$42,254	$41,892	$2,582	5.5%	$7,228	17.3%
Commercial real estate mortgage—owner-occupied	5,167	5,204	5,237	5,386	5,436	(37)	(0.7)%	(269)	(4.9)%
Commercial real estate construction—owner-occupied	274	273	269	263	246	1	0.4%	28	11.4%
Total commercial	54,561	52,015	49,499	47,903	47,574	2,546	4.9%	6,987	14.7%
Commercial investor real estate mortgage	6,115	5,760	5,514	5,531	5,605	355	6.2%	510	9.1%
Commercial investor real estate construction	1,764	1,668	1,568	1,654	1,706	96	5.8%	58	3.4%
Total investor real estate	7,879	7,428	7,082	7,185	7,311	451	6.1%	568	7.8%
Total business	62,440	59,443	56,581	55,088	54,885	2,997	5.0%	7,555	13.8%
Residential first mortgage	18,125	17,569	17,496	17,413	17,198	556	3.2%	927	5.4%
Home equity—lines of credit	3,531	3,571	3,667	3,806	3,956	(40)	(1.1)%	(425)	(10.7)%
Home equity—closed-end	2,519	2,511	2,496	2,528	2,567	8	0.3%	(48)	(1.9)%
Consumer credit card	1,176	1,145	1,142	1,155	1,128	31	2.7%	48	4.3%
Other consumer—exit portfolios (1)	716	836	987	1,160	1,363	(120)	(14.4)%	(647)	(47.5)%
Other consumer	6,177	5,689	5,445	5,398	2,253	488	8.6%	3,924	174.2%
Total consumer	32,244	31,321	31,233	31,460	28,465	923	2.9%	3,779	13.3%
Total Loans	$94,684	$90,764	$87,814	$86,548	$83,350	$3,920	4.3%	$11,334	13.6%
_____
NM - Not meaningful.
(1)Regions ceased originating indirect vehicle lending in the second quarter of 2019 and decided not to renew another third party relationship in the fourth quarter of 2019.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2022 Earnings Release
Average Balances of Loans (continued)

	Average Balances
	Nine Months Ended September 30
($ amounts in millions)	2022	2021	2022 vs. 2021
Commercial and industrial	$46,569	$42,612	$3,957	9.3%
Commercial real estate mortgage—owner-occupied	5,202	5,390	(188)	(3.5)%
Commercial real estate construction—owner-occupied	272	275	(3)	(1.1)%
Total commercial	52,043	48,277	3,766	7.8%
Commercial investor real estate mortgage	5,799	5,501	298	5.4%
Commercial investor real estate construction	1,667	1,771	(104)	(5.9)%
Total investor real estate	7,466	7,272	194	2.7%
Total business	59,509	55,549	3,960	7.1%
Residential first mortgage	17,732	16,868	864	5.1%
Home equity—lines of credit	3,589	4,177	(588)	(14.1)%
Home equity—closed-end	2,509	2,615	(106)	(4.1)%
Consumer credit card	1,155	1,129	26	2.3%
Other consumer—exit portfolios (1)	845	1,614	(769)	(47.6)%
Other consumer	5,773	2,262	3,511	155.2%
Total consumer	31,603	28,665	2,938	10.2%
Total Loans	$91,112	$84,214	$6,898	8.2%
_____
NM - Not meaningful.
(1)Regions ceased originating indirect vehicle lending in the second quarter of 2019 and decided not to renew a third party relationship in the fourth quarter of 2019.

.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2022 Earnings Release
End of Period Deposits

	As of
						9/30/2022		9/30/2022
($ amounts in millions)	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021	vs. 6/30/2022		vs. 9/30/2021
Interest-free deposits	$54,996	$58,510	$59,590	$58,369	$57,145	$(3,514)	(6.0)%	$(2,149)	(3.8)%
Interest-bearing checking	26,500	26,989	28,001	28,018	25,217	(489)	(1.8)%	1,283	5.1%
Savings	16,083	16,220	16,101	15,134	14,573	(137)	(0.8)%	1,510	10.4%
Money market—domestic	32,444	31,116	31,677	31,408	30,736	1,328	4.3%	1,708	5.6%
Low-cost deposits	130,023	132,835	135,369	132,929	127,671	(2,812)	(2.1)%	2,352	1.8%
Time deposits	5,355	5,428	5,653	6,143	4,368	(73)	(1.3)%	987	22.6%
Total Deposits	$135,378	$138,263	$141,022	$139,072	$132,039	$(2,885)	(2.1)%	$3,339	2.5%

	As of
						9/30/2022		9/30/2022
($ amounts in millions)	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021	vs. 6/30/2022		vs. 9/30/2021
Consumer Bank Segment	$85,455	$84,987	$85,219	$82,849	$79,873	$468	0.6%	$5,582	7.0%
Corporate Bank Segment	38,293	41,456	42,836	42,689	41,442	(3,163)	(7.6)%	(3,149)	(7.6)%
Wealth Management Segment	9,400	9,489	10,420	10,853	10,251	(89)	(0.9)%	(851)	(8.3)%
Other (1)	2,230	2,331	2,547	2,681	473	(101)	(4.3)%	1,757	371.5%
Total Deposits	$135,378	$138,263	$141,022	$139,072	$132,039	$(2,885)	(2.1)%	$3,339	2.5%

	As of
						9/30/2022		9/30/2022
($ amounts in millions)	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021	vs. 6/30/2022		vs. 9/30/2021
Wealth Management - Private Wealth	$8,565	$8,771	$9,472	$10,033	$9,046	$(206)	(2.3)%	$(481)	(5.3)%
Wealth Management - Institutional Services	835	718	948	820	1,205	117	16.3%	(370)	(30.7)%
Total Wealth Management Segment Deposits	$9,400	$9,489	$10,420	$10,853	$10,251	$(89)	(0.9)%	$(851)	(8.3)%

	As of
End of Period Deposits by Percentage	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021
Interest-free deposits	40.6%	42.3%	42.3%	42.0%	43.3%
Interest-bearing checking	19.6%	19.5%	19.9%	20.1%	19.1%
Savings	11.9%	11.7%	11.4%	10.9%	11.0%
Money market—domestic	24.0%	22.5%	22.5%	22.6%	23.3%
Low-cost deposits	96.1%	96.0%	96.1%	95.6%	96.7%
Time deposits	3.9%	4.0%	3.9%	4.4%	3.3%
Total Deposits	100.0%	100.0%	100.0%	100.0%	100.0%
NM - Not meaningful.
(1)Other deposits represent non-customer balances primarily consisting of wholesale funding (for example, Eurodollar trade deposits, selected deposits and brokered time deposits).

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2022 Earnings Release
Average Balances of Deposits

	Average Balances
($ amounts in millions)	3Q22	2Q22	1Q22	4Q21	3Q21	3Q22 vs. 2Q22		3Q22 vs. 3Q21
Interest-free deposits	$55,806	$58,911	$58,117	$57,840	$56,999	$(3,105)	(5.3)%	$(1,193)	(2.1)%
Interest-bearing checking	26,665	27,533	27,771	26,000	25,277	(868)	(3.2)%	1,388	5.5%
Savings	16,176	16,200	15,539	14,854	14,328	(24)	(0.1)%	1,848	12.9%
Money market—domestic	31,520	31,348	31,402	31,483	30,765	172	0.5%	755	2.5%
Low-cost deposits	130,167	133,992	132,829	130,177	127,369	(3,825)	(2.9)%	2,798	2.2%
Time deposits	5,351	5,600	5,905	6,505	4,527	(249)	(4.4)%	824	18.2%
Corporate treasury time deposits	—	—	—	—	1	—	NM	(1)	(100.0)%
Total Deposits	$135,518	$139,592	$138,734	$136,682	$131,897	$(4,074)	(2.9)%	3,621	2.7%

	Average Balances
($ amounts in millions)	3Q22	2Q22	1Q22	4Q21	3Q21	3Q22 vs. 2Q22		3Q22 vs. 3Q21
Consumer Bank Segment	$84,741	$85,224	$83,054	$80,930	$79,098	$(483)	(0.6)%	$5,643	7.1%
Corporate Bank Segment	39,058	41,920	42,609	42,659	42,525	(2,862)	(6.8)%	(3,467)	(8.2)%
Wealth Management Segment	9,467	10,020	10,407	10,054	9,873	(553)	(5.5)%	(406)	(4.1)%
Other (1)	2,252	2,428	2,664	3,039	401	(176)	(7.2)%	1,851	461.6%
Total Deposits	$135,518	$139,592	$138,734	$136,682	$131,897	$(4,074)	(2.9)%	$3,621	2.7%

	Average Balances
($ amounts in millions)	3Q22	2Q22	1Q22	4Q21	3Q21	3Q22 vs. 2Q22		3Q22 vs. 3Q21
Wealth Management - Private Wealth	$8,792	$9,266	$9,591	$9,266	$9,036	$(474)	(5.1)%	$(244)	(2.7)%
Wealth Management - Institutional Services	675	754	816	788	837	(79)	(10.5)%	(162)	(19.4)%
Total Wealth Management Segment Deposits	$9,467	$10,020	$10,407	$10,054	$9,873	$(553)	(5.5)%	$(406)	(4.1)%

	Average Balances
	Nine Months Ended September 30
($ amounts in millions)	2022	2021	2022 vs. 2021
Interest-free deposits	$57,603	$55,163	$2,440	4.4%
Interest-bearing checking	27,319	24,835	2,484	10.0%
Savings	15,974	13,535	2,439	18.0%
Money market—domestic	31,423	30,322	1,101	3.6%
Low-cost deposits	132,319	123,855	8,464	6.8%
Time deposits	5,617	4,830	787	16.3%
Corporate treasury time deposits	—	2	(2)	(100.0)%
Corporate treasury other deposits	—	1	(1)	(100.0)%
Total Deposits	$137,936	$128,688	$9,248	7.2%

	Average Balances
	Nine Months Ended September 30
($ amounts in millions)	2022	2021	2022 vs. 2021
Consumer Bank Segment	$84,346	$76,772	$7,574	9.9%
Corporate Bank Segment	41,144	41,932	(788)	(1.9)%
Wealth Management Segment	10,000	9,560	440	4.6%
Other (1)	2,446	424	2,022	476.9%
Total Deposits	$137,936	$128,688	$9,248	7.2%

	Average Balances
	Nine Months Ended September 30
($ amounts in millions)	2022	2021	2022 vs. 2021
Wealth Management - Private Wealth	$9,252	$8,719	$533	6.1%
Wealth Management - Institutional Services	748	841	(93)	(11.1)%
Total Wealth Management Segment Deposits	$10,000	$9,560	$440	4.6%
________
NM - Not meaningful.
(1)Other deposits represent non-customer balances primarily consisting of wholesale funding (for example, Eurodollar trade deposits, selected deposits and brokered time deposits).

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2022 Earnings Release
Consolidated Statements of Income

	Quarter Ended
($ amounts in millions, except per share data)	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021
Interest income on:
Loans, including fees	$1,072	$932	$876	$902	$847
Debt securities	171	157	138	134	135
Loans held for sale	8	10	9	6	7
Other earning assets	92	56	29	14	17
Total interest income	1,343	1,155	1,052	1,056	1,006
Interest expense on:
Deposits	50	20	13	13	15
Long-term borrowings	31	27	24	24	26
Total interest expense	81	47	37	37	41
Net interest income	1,262	1,108	1,015	1,019	965
Provision for (benefit from) credit losses	135	60	(36)	110	(155)
Net interest income after provision for (benefit from) credit losses	1,127	1,048	1,051	909	1,120
Non-interest income:
Service charges on deposit accounts	156	165	168	166	162
Card and ATM fees	126	133	124	127	129
Wealth management income	108	102	101	100	95
Capital markets income	93	112	73	83	87
Mortgage income	37	47	48	49	50
Securities gains (losses), net	(1)	—	—	—	1
Other	86	81	70	90	125
Total non-interest income	605	640	584	615	649
Non-interest expense:
Salaries and employee benefits	593	575	546	575	552
Equipment and software expense	98	97	95	96	90
Net occupancy expense	76	75	75	76	75
Other	403	201	217	236	221
Total non-interest expense	1,170	948	933	983	938
Income before income taxes	562	740	702	541	831
Income tax expense	133	157	154	103	180
Net income	$429	$583	$548	$438	$651
Net income available to common shareholders	$404	$558	$524	$414	$624
Weighted-average shares outstanding—during quarter:
Basic	934	934	938	949	955
Diluted	940	940	947	958	962
Actual shares outstanding—end of quarter	934	934	933	942	955
Earnings per common share: (1)
Basic	$0.43	$0.60	$0.56	$0.44	$0.65
Diluted	$0.43	$0.59	$0.55	$0.43	$0.65
Taxable-equivalent net interest income	$1,274	$1,119	$1,026	$1,029	$976
________
(1) Quarterly amounts may not add to year-to-date amounts due to rounding.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2022 Earnings Release
Consolidated Statements of Income (continued) (unaudited)

	Nine Months Ended September 30
($ amounts in millions, except per share data)	2022	2021
Interest income on:
Loans, including fees	$2,880	$2,550
Debt securities	466	399
Loans held for sale	27	31
Other earning assets	177	45
Total interest income	3,550	3,025
Interest expense on:
Deposits	83	51
Long-term borrowings	82	79
Total interest expense	165	130
Net interest income	3,385	2,895
Provision for (benefit from) credit losses	159	(634)
Net interest income after provision for (benefit from) credit losses	3,226	3,529
Non-interest income:
Service charges on deposit accounts	489	482
Card and ATM fees	383	372
Wealth management income	311	282
Capital markets income	278	248
Mortgage income	132	193
Securities gains (losses), net	(1)	3
Other	237	329
Total non-interest income	1,829	1,909
Non-interest expense:
Salaries and employee benefits	1,714	1,630
Equipment and software expense	290	269
Net occupancy expense	226	227
Other	821	638
Total non-interest expense	3,051	2,764
Income before income taxes	2,004	2,674
Income tax expense	444	591
Net income	$1,560	$2,083
Net income available to common shareholders	$1,486	$1,986
Weighted-average shares outstanding—during year:
Basic	936	958
Diluted	942	965
Actual shares outstanding—end of period	934	955
Earnings per common share:
Basic	$1.59	$2.07
Diluted	$1.58	$2.06
Taxable-equivalent net interest income	$3,419	$2,929

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2022 Earnings Release
Consolidated Average Daily Balances and Yield/Rate Analysis

	Quarter Ended
	9/30/2022			6/30/2022
($ amounts in millions; yields on taxable-equivalent basis)	Average Balance	Income/ Expense	Yield/ Rate (1)	Average Balance	Income/ Expense	Yield/ Rate (1)
Assets
Earning assets:
Federal funds sold and securities purchased under agreements to resell	$1	$—	2.43%	$—	$—	—%
Debt securities (2)	32,101	171	2.12	31,429	157	2.00
Loans held for sale	539	8	6.09	704	10	5.39
Loans, net of unearned income:
Commercial and industrial (3)	49,120	549	4.42	46,538	480	4.12
Commercial real estate mortgage—owner-occupied (4)	5,167	56	4.20	5,204	56	4.31
Commercial real estate construction—owner-occupied	274	3	4.53	273	2	3.85
Commercial investor real estate mortgage	6,115	64	4.06	5,760	39	2.69
Commercial investor real estate construction	1,764	22	4.77	1,668	14	3.34
Residential first mortgage	18,125	147	3.24	17,569	137	3.12
Home equity	6,050	68	4.49	6,082	56	3.76
Consumer credit card	1,176	40	13.79	1,145	36	12.38
Other consumer—exit portfolios	716	10	5.72	836	13	5.93
Other consumer	6,177	125	8.03	5,689	110	7.73
Total loans, net of unearned income	94,684	1,084	4.53	90,764	943	4.15
Interest bearing deposits in other banks	14,353	81	2.25	22,246	45	0.81
Other earning assets	1,379	11	3.34	1,445	11	2.79
Total earning assets	143,057	1,355	3.76	146,588	1,166	3.18
Unrealized gains/(losses) on debt securities available for sale, net (2)	(2,389)			(2,107)
Allowance for loan losses	(1,432)			(1,419)
Cash and due from banks	2,291			2,386
Other non-earning assets	16,895			16,378
	$158,422			$161,826
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Savings	$16,176	5	0.11	$16,200	5	0.12
Interest-bearing checking	26,665	22	0.33	27,533	6	0.09
Money market	31,520	17	0.22	31,348	4	0.05
Time deposits	5,351	6	0.45	5,600	5	0.34
Total interest-bearing deposits (5)	79,712	50	0.25	80,681	20	0.10
Other short-term borrowings	30	—	0.23	7	—	1.01
Long-term borrowings	2,319	31	5.39	2,328	27	4.53
Total interest-bearing liabilities	82,061	81	0.39	83,016	47	0.22
Non-interest-bearing deposits (5)	55,806	—	—	58,911	—	—
Total funding sources	137,867	81	0.23	141,927	47	0.13
Net interest spread (2)			3.36			2.95
Other liabilities	4,082			3,495
Shareholders’ equity	16,473			16,404
	$158,422			$161,826
Net interest income /margin FTE basis (2)		$1,274	3.53%		$1,119	3.06%
_______
(1) Amounts have been calculated using whole dollar values.
(2) Debt securities are included on an amortized cost basis with yield and net interest margin calculated accordingly.
(3) Interest income includes hedging income of zero for the quarter ended September 30, 2022 and $69 million for the quarter ended June 30, 2022.
(4) Interest income includes hedging income of zero for the quarter ended September 30, 2022 and $9 million for the quarter ended June 30, 2022.
(5) Total deposit costs may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest bearing deposits. The rates for total deposit costs equal 0.15% for the quarter ended September 30, 2022 and 0.06% for the quarter ended June 30, 2022.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2022 Earnings Release
Consolidated Average Daily Balances and Yield/Rate Analysis (continued)

	Quarter Ended
	3/31/2022			12/31/2021			9/30/2021
($ amounts in millions; yields on taxable-equivalent basis)	Average Balance	Income/ Expense	Yield/ Rate (1)	Average Balance	Income/ Expense	Yield/ Rate (1)	Average Balance	Income/ Expense	Yield/ Rate (1)
Assets
Earning assets:
Federal funds sold and securities purchased under agreements to resell	$2	$—	0.18%	$1	$—	0.18%	$2	$—	0.18%
Debt securities (2)	29,342	138	1.88	29,264	134	1.83	29,308	135	1.85
Loans held for sale	782	9	4.89	855	6	2.98	1,044	7	2.64
Loans, net of unearned income:
Commercial and industrial (3)	43,993	447	4.10	42,254	468	4.39	41,892	464	4.38
Commercial real estate mortgage—owner-occupied (4)	5,237	57	4.35	5,386	60	4.34	5,436	60	4.37
Commercial real estate construction—owner-occupied	269	3	3.91	263	3	3.95	246	2	4.14
Commercial investor real estate mortgage	5,514	30	2.19	5,531	30	2.13	5,605	32	2.18
Commercial investor real estate construction	1,568	11	2.83	1,654	11	2.72	1,706	12	2.72
Residential first mortgage	17,496	135	3.09	17,413	136	3.12	17,198	135	3.15
Home equity	6,163	55	3.55	6,334	55	3.51	6,523	58	3.53
Consumer credit card	1,142	35	12.48	1,155	35	12.16	1,128	35	12.19
Other consumer—exit portfolios	987	14	5.84	1,160	18	5.71	1,363	19	5.63
Other consumer	5,445	100	7.42	5,398	96	7.13	2,253	41	7.06
Total loans, net of unearned income	87,814	887	4.07	86,548	912	4.18	83,350	858	4.07
Interest bearing deposits in other banks	26,606	13	0.20	26,121	10	0.15	25,144	9	0.15
Other earning assets	1,306	16	5.02	1,276	4	1.41	1,303	8	2.06
Total earning assets	145,852	1,063	2.93	144,065	1,066	2.94	140,151	1,017	2.88
Unrealized gains/(losses) on debt securities available for sale, net (2)	(549)			331			674
Allowance for loan losses	(1,472)			(1,572)			(1,581)
Cash and due from banks	2,200			2,143			1,937
Other non-earning assets	15,697			15,084			14,449
	$161,728			$160,051			$155,630
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Savings	$15,539	5	0.13	$14,854	5	0.12	$14,328	4	0.13
Interest-bearing checking	27,771	2	0.03	26,000	2	0.03	25,277	2	0.03
Money market	31,402	2	0.02	31,483	1	0.02	30,765	2	0.02
Time deposits	5,905	4	0.30	6,505	5	0.36	4,527	7	0.55
Other deposits	—	—	—	—	—	—	1	—	1.50
Total interest-bearing deposits (5)	80,617	13	0.07	78,842	13	0.07	74,898	15	0.08
Federal funds purchased and securities sold under agreements to repurchase	—	—	—	44	—	0.19	—	—	—
Other short-term borrowings	9	—	0.16	—	—	—	—	—	—
Long-term borrowings	2,390	24	4.06	2,433	24	3.93	2,774	26	3.65
Total interest-bearing liabilities	83,016	37	0.18	81,319	37	0.18	77,672	41	0.20
Non-interest-bearing deposits (5)	58,117	—	—	57,840	—	—	56,999	—	—
Total funding sources	141,133	37	0.11	139,159	37	0.11	134,671	41	0.12
Net interest spread (2)			2.75			2.76			2.67
Other liabilities	2,878			2,566			2,506
Shareholders’ equity	17,717			18,308			18,453
Noncontrolling interest	—			18			—
	$161,728			$160,051			$155,630
Net interest income/margin FTE basis (2)		$1,026	2.85%		$1,029	2.83%		$976	2.76%
_______
(1) Amounts have been calculated using whole dollar values.
(2) Debt securities are included on an amortized cost basis with yield and net interest margin calculated accordingly.
(3) Interest income includes hedging income of $98 million, $100 million, and $97 million for the quarters ended March 31, 2022 , December 31, 2021, and September 30, 2021, respectively.
(4) Interest income includes hedging income of $12 million for each of the quarters ended March 31, 2022, December 31, 2021, and September 30, 2021.
(5) Total deposit costs may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest bearing deposits. The rates for total deposit costs equal 0.04% for the quarter ended March 31, 2022, 0.04% for the quarter ended December 31, 2021 and 0.04% for the quarter ended September 30, 2021.

Adjusted Net Interest Margin (non-GAAP)
Regions believes the adjusted net interest margin (non-GAAP) provides investors with meaningful additional information about Regions' performance when margin associated with the SBA's Paycheck Protection Program (PPP) loans and excess cash are excluded from net interest margin (GAAP).

	Quarter-ended
	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021
Net interest margin (FTE) (GAAP)	3.53%	3.06%	2.85%	2.83%	2.76%
Impact of SBA PPP loans (1)	(0.01)%	(0.01)%	(0.02)%	(0.09)%	(0.05)%
Impact of excess cash (2)	0.16%	0.39%	0.60%	0.60%	0.59%
Adjusted net interest margin (FTE) (non-GAAP)	3.68%	3.44%	3.43%	3.34%	3.30%
_______
(1) The impact of SBA PPP loans was determined using average PPP loan balances and the related net interest income.
(2) The impact of excess cash was determined using the average cash balance in excess of $750 million and the related net interest income. The $750 million threshold approximates the average cash balance for the four quarters preceding the outbreak of the COVID-19 pandemic.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2022 Earnings Release
Pre-Tax Pre-Provision Income ("PPI") and Adjusted PPI (non-GAAP)
The Pre-Tax Pre-Provision Income tables below present computations of pre-tax pre-provision income excluding certain adjustments (non-GAAP). Regions believes that the presentation of PPI and the exclusion of certain items from PPI provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations.

	Quarter Ended
($ amounts in millions)	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021	3Q22 vs. 2Q22		3Q22 vs. 3Q21
Net income available to common shareholders (GAAP)	$404	$558	$524	$414	$624	$(154)	(27.6)%	$(220)	(35.3)%
Preferred dividends (GAAP)	25	25	24	24	27	—	—%	(2)	(7.4)%
Income tax expense (GAAP)	133	157	154	103	180	(24)	(15.3)%	(47)	(26.1)%
Income before income taxes (GAAP)	562	740	702	541	831	(178)	(24.1)%	(269)	(32.4)%
Provision for (benefit from) credit losses (GAAP)	135	60	(36)	110	(155)	75	125.0%	290	187.1%
Pre-tax pre-provision income (non-GAAP)	697	800	666	651	676	(103)	(12.9)%	21	3.1%
Other adjustments:
Securities (gains) losses, net	1	—	—	—	(1)	1	NM	2	200.0%
Leveraged lease termination gains, net	—	—	(1)	—	(2)	—	NM	2	100.0%
Salaries and employee benefits—severance charges	—	—	—	1	—	—	NM	—	NM
Branch consolidation, property and equipment charges	3	(6)	1	—	—	9	150.0%	3	NM
Loss on early extinguishment of debt	—	—	—	—	20	—	NM	(20)	(100.0)%
Professional, legal and regulatory expenses (1)	179	—	—	15	—	179	NM	179	NM
Total other adjustments	183	(6)	—	16	17	189	NM	166	NM
Adjusted pre-tax pre-provision income (non-GAAP)	$880	$794	$666	$667	$693	$86	10.8%	$187	27.0%

______
NM - Not Meaningful
(1)    The adjustment for the third quarter of 2022 relates to the settlement of a previously disclosed matter with the Consumer Financial Protection Bureau. The adjustment for the fourth quarter of 2021 is related to professional and legal expenses for acquisitions.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2022 Earnings Release
Non-Interest Income

	Quarter Ended
($ amounts in millions)	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021	3Q22 vs. 2Q22		3Q22 vs. 3Q21
Service charges on deposit accounts	156	165	168	166	162	$(9)	(5.5)%	$(6)	(3.7)%
Card and ATM fees	126	133	124	127	129	(7)	(5.3)%	(3)	(2.3)%
Wealth management income	108	102	101	100	95	6	5.9%	13	13.7%
Capital markets income (1)	93	112	73	83	87	(19)	(17.0)%	6	6.9%
Mortgage income (2)	37	47	48	49	50	(10)	(21.3)%	(13)	(26.0)%
Commercial credit fee income	26	23	22	23	23	3	13.0%	3	13.0%
Bank-owned life insurance	15	16	14	14	18	(1)	(6.3)%	(3)	(16.7)%
Market value adjustments on employee benefit assets-other (3)	(5)	(17)	(14)	—	5	12	70.6%	(10)	(200.0)%
Securities gains (losses), net	(1)	—	—	—	1	(1)	—%	(2)	(200.0)%
Other miscellaneous income	50	59	48	53	79	(9)	(15.3)%	(29)	(36.7)%
Total non-interest income	$605	$640	$584	$615	$649	$(35)	(5.5)%	$(44)	(6.8)%
Mortgage Income

	Quarter Ended
($ amounts in millions)	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021	3Q22 vs. 2Q22		3Q22 vs. 3Q21
Production and sales	$18	$23	$43	$46	$57	$(5)	(21.7)%	$(39)	(68.4)%
Loan servicing	40	28	27	27	26	12	42.9%	14	53.8%
MSR and related hedge impact:
MSRs fair value increase (decrease) due to change in valuation inputs or assumptions	28	52	47	(6)	(3)	(24)	(46.2)%	31	NM
MSRs hedge gain (loss)	(26)	(41)	(52)	1	(12)	15	36.6%	(14)	(116.7)%
MSRs change due to payment decay	(23)	(15)	(17)	(19)	(18)	(8)	(53.3)%	(5)	(27.8)%
MSR and related hedge impact	(21)	(4)	(22)	(24)	(33)	(17)	(425.0)%	12	36.4%
Total mortgage income	$37	$47	$48	$49	$50	$(10)	(21.3)%	$(13)	(26.0)%

Mortgage production - portfolio	$997	$1,277	$1,021	$1,273	$1,548	$(280)	(21.9)%	$(551)	(35.6)%
Mortgage production - agency/secondary market	526	680	819	1,133	1,276	(154)	(22.6)%	(750)	(58.8)%
Total mortgage production	$1,523	$1,957	$1,840	$2,406	$2,824	$(434)	(22.2)%	$(1,301)	(46.1)%

Mortgage production - purchased	88.1%	82.9%	65.7%	58.6%	59.7%
Mortgage production - refinanced	11.9%	17.1%	34.3%	41.4%	40.3%

Wealth Management Income

	Quarter Ended
($ amounts in millions)	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021	3Q22 vs. 2Q22		3Q22 vs. 3Q21
Investment management and trust fee income	$74	$72	$75	$74	$69	$2	2.8%	$5	7.2%
Investment services fee income	34	30	26	26	26	4	13.3%	8	30.8%
Total wealth management income (4)	$108	$102	$101	$100	$95	$6	5.9%	$13	13.7%
Capital Markets Income

	Quarter Ended
($ amounts in millions)	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021	3Q22 vs. 2Q22		3Q22 vs. 3Q21
Capital markets income	$93	$112	$73	$83	$87	$(19)	(17.0)%	$6	6.9%
Less: Valuation adjustments on customer derivatives (5)	21	20	6	—	1	1	5.0%	20	NM
Capital markets income excluding valuation adjustments	$72	$92	$67	$83	$86	$(20)	(21.7)%	$(14)	(16.3)%
_________
NM - Not Meaningful
(1)Capital markets income primarily relates to capital raising activities that includes debt securities underwriting and placement, loan syndication and placement, as well as foreign exchange, derivative and merger and acquisition advisory services.
(2)Mortgage income in the first quarter of 2022 includes approximately $12 million in gains associated with the re-securitization and sale of approximately $285 million of Ginnie Mae loans that had been previously repurchased from their pools.
(3)These market value adjustments relate to assets held for employee and director benefits that are offset within salaries and employee benefits expense and other non-interest expense.
(4)Total wealth management income presented above does not include the portion of service charges on deposit accounts and similar smaller dollar amounts that are also attributable to the wealth management segment.
(5)For the purposes of determining the fair value of customer derivatives, the Company considers the risk of nonperformance by counterparties, as well as the Company's own risk of nonperformance. The valuation adjustments above are reflective of the values associated with these considerations.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2022 Earnings Release

Non-Interest Income

	Nine Months Ended		Year-to-Date 9/30/2022 vs. 9/30/2021
($ amounts in millions)	9/30/2022	9/30/2021	Amount	Percent
Service charges on deposit accounts	$489	$482	$7	1.5%
Card and ATM fees	383	372	11	3.0%
Wealth management income	311	282	29	10.3%
Capital markets income (1)	278	248	30	12.1%
Mortgage income	132	193	(61)	(31.6)%
Commercial credit fee income	71	68	3	4.4%
Bank-owned life insurance	45	68	(23)	(33.8)%
Market value adjustments on employee benefit assets - other (2)	(36)	20	(56)	(280.0)%
Gain on equity investment	—	3	(3)	(100.0)%
Securities gains (losses), net	(1)	3	(4)	(133.3)%
Other miscellaneous income	157	170	(13)	(7.6)%
Total non-interest income	$1,829	$1,909	$(80)	(4.2)%
Mortgage Income

	Nine Months Ended		Year-to-Date 9/30/2022 vs. 9/30/2021
($ amounts in millions)	9/30/2022	9/30/2021	Amount	Percent
Production and sales	$84	$183	$(99)	(54.1)%
Loan servicing	95	75	20	26.7%
MSR and related hedge impact:
MSRs fair value increase (decrease) due to change in valuation inputs or assumptions	127	49	78	159.2%
MSRs hedge gain (loss)	(119)	(63)	(56)	(88.9)%
MSRs change due to payment decay	(55)	(51)	(4)	(7.8)%
MSR and related hedge impact	(47)	(65)	18	27.7%
Total mortgage income	$132	$193	$(61)	(31.6)%

Mortgage production - portfolio	$3,295	$4,764	$(1,469)	(30.8)%
Mortgage production - agency/secondary market	2,025	3,837	(1,812)	(47.2)%
Total mortgage production	$5,320	$8,601	$(3,281)	(38.1)%

Mortgage production - purchased	78.5%	58.3%
Mortgage production - refinanced	21.5%	41.7%
Wealth Management Income

	Nine Months Ended		Year-to-Date 9/30/2022 vs. 9/30/2021
($ amounts in millions)	9/30/2022	9/30/2021	Amount	Percent
Investment management and trust fee income	$221	$204	$17	8.3%
Investment services fee income	90	78	12	15.4%
Total wealth management income (3)	$311	$282	$29	10.3%
Capital Markets Income

	Nine Months Ended		Year-to-Date 9/30/2022 vs. 9/30/2021
($ amounts in millions)	9/30/2022	9/30/2021	Amount	Percent
Capital markets income	$278	$248	$30	12.1%
Less: Valuation adjustments on customer derivatives (4)	47	8	39	487.5%
Capital markets income excluding valuation adjustments	$231	$240	$(9)	(3.8)%
_________
NM - Not Meaningful
(1)Capital markets income primarily relates to capital raising activities that includes debt securities underwriting and placement, loan syndication and placement, as well as foreign exchange, derivative and merger and acquisition advisory services.
(2)These market value adjustments relate to assets held for employee and director benefits that are offset within salaries and employee benefits expense and other non-interest expense.
(3)Total wealth management income presented above does not include the portion of service charges on deposit accounts and similar smaller dollar amounts that are also attributable to the wealth management segment.
(4)For the purposes of determining the fair value of customer derivatives, the Company considers the risk of nonperformance by counterparties, as well as the Company's own risk of nonperformance. The valuation adjustments above are reflective of the values associated with these considerations.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2022 Earnings Release
Non-Interest Expense

	Quarter Ended
($ amounts in millions)	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021	3Q22 vs. 2Q22		3Q22 vs. 3Q21
Salaries and employee benefits	$593	$575	$546	$575	$552	$18	3.1%	$41	7.4%
Equipment and software expense	98	97	95	96	90	1	1.0%	8	8.9%
Net occupancy expense	76	75	75	76	75	1	1.3%	1	1.3%
Outside services	40	38	38	41	38	2	5.3%	2	5.3%
Marketing	29	22	24	32	23	7	31.8%	6	26.1%
Professional, legal and regulatory expenses	199	24	17	33	21	175	NM	178	NM
Credit/checkcard expenses	13	13	26	15	16	—	—%	(3)	(18.8)%
FDIC insurance assessments	16	13	14	13	11	3	23.1%	5	45.5%
Visa class B shares expense	3	9	5	8	4	(6)	(66.7)%	(1)	(25.0)%
Loss on early extinguishment of debt	—	—	—	—	20	—	—%	(20)	(100.0)%
Branch consolidation, property and equipment charges	3	(6)	1	—	—	9	150.0%	3	NM
Other miscellaneous expenses	100	88	92	94	88	12	13.6%	12	13.6%
Total non-interest expense	$1,170	$948	$933	$983	$938	$222	23.4%	$232	24.7%

	Nine Months Ended		Year-to-Date 9/30/2022 vs. 9/30/2021
($ amounts in millions)	9/30/2022	9/30/2021	Amount	Percent
Salaries and employee benefits	$1,714	$1,630	$84	5.2%
Equipment and software expense	290	269	21	7.8%
Net occupancy expense	226	227	(1)	(0.4)%
Outside services	116	115	1	0.9%
Marketing	75	74	1	1.4%
Professional, legal and regulatory expenses	240	65	175	269.2%
Credit/checkcard expenses	52	47	5	10.6%
FDIC insurance assessments	43	32	11	34.4%
Visa class B shares expense	17	14	3	21.4%
Loss on early extinguishment of debt	—	20	(20)	(100.0)%
Branch consolidation, property and equipment charges	(2)	5	(7)	(140.0)%
Other miscellaneous expenses	280	266	14	5.3%
Total non-interest expense	$3,051	$2,764	$287	10.4%
_________
NM - Not Meaningful

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2022 Earnings Release
Reconciliation of GAAP Financial Measures to non-GAAP Financial Measures
Adjusted Efficiency Ratios, Adjusted Fee Income Ratios, Adjusted Non-Interest Income/Expense, Adjusted Operating Leverage Ratios, and Adjusted Total Revenue
The table below presents computations of the efficiency ratio, which is a measure of productivity, generally calculated as non-interest expense divided by total revenue; and the fee income ratio, generally calculated as non-interest income divided by total revenue. Management uses these ratios to monitor performance and believes these measures provide meaningful information to investors. Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP), which is the numerator for the adjusted efficiency ratio. Non-interest income (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest income (non-GAAP), which is the numerator for the adjusted fee income ratio. Net interest income and non-interest income are added together to arrive at total revenue. Adjustments are made to arrive at adjusted total revenue (non-GAAP). Net interest income on a taxable-equivalent basis and non-interest income are added together to arrive at total revenue on a taxable-equivalent basis. Adjustments are made to arrive at adjusted total revenue on a taxable-equivalent basis (non-GAAP), which is the denominator for the adjusted fee income and adjusted efficiency ratios. Also presented is a computation of the adjusted operating leverage ratio (non-GAAP) which is the period to period percentage change in adjusted total revenue on a taxable-equivalent basis (non-GAAP) less the percentage change in adjusted non-interest expense (non-GAAP).

		Quarter Ended
($ amounts in millions)		9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021	3Q22 vs. 2Q22		3Q22 vs. 3Q21
Non-interest expense (GAAP)	A	$1,170	$948	$933	$983	$938	$222	23.4%	$232	24.7%
Adjustments:
Branch consolidation, property and equipment charges		(3)	6	(1)	—	—	(9)	(150.0)%	(3)	NM
Salaries and employee benefits—severance charges		—	—	—	(1)	—	—	NM	—	NM
Loss on early extinguishment of debt		—	—	—	—	(20)	—	NM	20	100.0%
Professional, legal and regulatory expenses (1)		(179)	—	—	(15)	—	(179)	NM	(179)	NM
Adjusted non-interest expense (non-GAAP)	B	$988	$954	$932	$967	$918	$34	3.6%	$70	7.6%
Net interest income (GAAP)	C	$1,262	$1,108	$1,015	$1,019	$965	$154	13.9%	$297	30.8%
Taxable-equivalent adjustment		12	11	11	10	11	1	9.1%	1	9.1%
Net interest income, taxable-equivalent basis	D	$1,274	$1,119	$1,026	$1,029	$976	$155	13.9%	$298	30.5%
Non-interest income (GAAP)	E	605	640	584	615	649	(35)	(5.5)%	(44)	(6.8)%
Adjustments:
Securities (gains) losses, net		1	—	—	—	(1)	1	NM	2	200.0%
Leveraged lease termination gains		—	—	(1)	—	(2)	—	NM	2	100.0%
Adjusted non-interest income (non-GAAP)	F	$606	$640	$583	$615	$646	(34)	(5.3)%	$(40)	(6.2)%
Total revenue	C+E=G	$1,867	$1,748	$1,599	$1,634	$1,614	$119	6.8%	$253	15.7%
Adjusted total revenue (non-GAAP)	C+F=H	$1,868	$1,748	$1,598	$1,634	$1,611	$120	6.9%	$257	16.0%
Total revenue, taxable-equivalent basis	D+E=I	$1,879	$1,759	$1,610	$1,644	$1,625	$120	6.8%	$254	15.6%
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	D+F=J	$1,880	$1,759	$1,609	$1,644	$1,622	$121	6.9%	$258	15.9%
Efficiency ratio (GAAP) (2)	A/I	62.3%	53.9%	57.9%	59.8%	57.7%
Adjusted efficiency ratio (non-GAAP) (2)	B/J	52.6%	54.2%	57.9%	58.8%	56.6%
Fee income ratio (GAAP) (2)	E/I	32.2%	36.4%	36.3%	37.4%	40.0%
Adjusted fee income ratio (non-GAAP) (2)	F/J	32.2%	36.4%	36.2%	37.4%	39.8%
________
NM - Not Meaningful
(1)The adjustment for the third quarter of 2022 relates to the settlement of a previously disclosed matter with the Consumer Financial Protection Bureau. The adjustment for the fourth quarter of 2021 is related to professional and legal expenses for acquisitions.
(2)Amounts have been calculated using whole dollar values.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2022 Earnings Release
Reconciliation of GAAP Financial Measures to non-GAAP Financial Measures
Adjusted Efficiency Ratios, Adjusted Fee Income Ratios, Adjusted Non-Interest Income/Expense, Adjusted Operating Leverage Ratios and Adjusted Total Revenue (continued)

		Nine Months Ended September 30
($ amounts in millions)		2022	2021	2022 vs. 2021
Non-interest expense (GAAP)	A	$3,051	$2,764	$287	10.4%
Adjustments:
Contribution to the Regions Financial Corporation foundation		—	(3)	3	100.0%
Branch consolidation, property and equipment charges		2	(5)	7	140.0%
Salaries and employee benefits—severance charges		—	(5)	5	100.0%
Loss on early extinguishment of debt		—	(20)	20	100.0%
Professional, legal and regulatory expenses (1)		(179)	—	(179)	NM
Adjusted non-interest expense (non-GAAP)	B	$2,874	$2,731	$143	5.2%
Net interest income (GAAP)	C	$3,385	$2,895	$490	16.9%
Taxable-equivalent adjustment		34	34	—	—%
Net interest income, taxable-equivalent basis	D	$3,419	$2,929	$490	16.7%
Non-interest income (GAAP)	E	$1,829	$1,909	$(80)	(4.2)%
Adjustments:
Securities (gains) losses, net		1	(3)	4	133.3%
Gains on equity investment		—	(3)	3	100.0%
Leveraged lease termination gains		(1)	(2)	1	50.0%
Bank owned life insurance (2)		—	(18)	18	100.0%
Adjusted non-interest income (non-GAAP)	F	$1,829	$1,883	$(54)	(2.9)%
Total revenue	C+E= G	$5,214	$4,804	$410	8.5%
Adjusted total revenue (non-GAAP)	C+F=H	$5,214	$4,778	$436	9.1%
Total revenue, taxable-equivalent basis	D+E=I	$5,248	$4,838	$410	8.5%
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	D+F=J	$5,248	$4,812	$436	9.1%
Operating leverage ratio (GAAP) (3)	I-A				(1.9)%
Adjusted operating leverage ratio (non-GAAP) (3)	H-B				3.9%
Efficiency ratio (GAAP) (3)	A/I	58.1%	57.1%
Adjusted efficiency ratio (non-GAAP) (3)	B/J	54.8%	56.8%
Fee income ratio (GAAP) (3)	E/I	34.9%	39.5%
Adjusted fee income ratio (non-GAAP) (3)	F/J	34.8%	39.1%
______
NM - Not Meaningful
(1)This adjustment relates to the settlement of a previously disclosed matter with the Consumer Financial Protection Bureau.
(2)During the second quarter of 2021, the Company recognized an individual BOLI claim benefit.
(3)Amounts have been calculated using whole dollar values.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2022 Earnings Release
Reconciliation of GAAP Financial Measures to non-GAAP Financial Measures

Return Ratio

The table below provides a calculation of “return on average tangible common shareholders’ equity” (non-GAAP). Tangible common shareholders’ equity ratios have become a focus of some investors and management believes they may assist investors in analyzing the capital position of the Company absent the effects of intangible assets and preferred stock. Analysts and banking regulators have assessed Regions’ capital adequacy using the tangible common shareholders’ equity measure. Because tangible common shareholders’ equity is not formally defined by GAAP or prescribed in any amount by federal banking regulations it is currently considered to be a non-GAAP financial measure and other entities may calculate it differently than Regions’ disclosed calculations. Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common shareholders’ equity, management believes that it is useful to provide investors the ability to assess Regions’ capital adequacy on this same basis.

		Quarter Ended
($ amounts in millions)		9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021
RETURN ON AVERAGE TANGIBLE COMMON SHAREHOLDERS' EQUITY
Net income available to common shareholders (GAAP)	A	$404	$558	$524	$414	$624
Average shareholders' equity (GAAP)		$16,473	$16,404	$17,717	$18,308	$18,453
Less:
Average intangible assets (GAAP)		6,019	6,034	6,043	5,852	5,285
Average deferred tax liability related to intangibles (GAAP)		(104)	(101)	(100)	(98)	(96)
Average preferred stock (GAAP)		1,659	1,659	1,659	1,660	1,659
Average tangible common shareholders' equity (non-GAAP)	B	$8,899	$8,812	$10,115	$10,894	$11,605
Return on average tangible common shareholders' equity (non-GAAP) *(1)	A/B	18.02%	25.40%	21.00%	15.07%	21.34%
____
*Annualized
(1)Amounts have been calculated using whole dollar values.

Tangible Common Ratios
The following table provides a reconciliation of shareholders’ equity (GAAP) to tangible common shareholders’ equity (non-GAAP) and the calculations of the end of period “tangible common shareholders’ equity to tangible assets” and "tangible common book value per share" ratios (non-GAAP). Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common shareholders' equity, management believes that it is useful to provide investors the ability to assess Regions’ capital adequacy on this same basis.

		As of and for Quarter Ended
($ amounts in millions, except per share data)		9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021
TANGIBLE COMMON RATIOS
Shareholders’ equity (GAAP)	A	$15,173	$16,507	$16,982	$18,326	$18,605
Less:
Preferred stock (GAAP)		1,659	1,659	1,659	1,659	1,659
Intangible assets (GAAP)		6,005	6,028	6,040	6,049	5,282
Deferred tax liability related to intangibles (GAAP)		(105)	(104)	(101)	(100)	(97)
Tangible common shareholders’ equity (non-GAAP)	B	$7,614	$8,924	$9,384	$10,718	$11,761
Total assets (GAAP)	C	$157,798	$160,908	$164,082	$162,938	$156,153
Less:
Intangible assets (GAAP)		6,005	6,028	6,040	6,049	5,282
Deferred tax liability related to intangibles (GAAP)		(105)	(104)	(101)	(100)	(97)
Tangible assets (non-GAAP)	D	$151,898	$154,984	$158,143	$156,989	$150,968
Shares outstanding—end of quarter	E	934	934	933	942	955
Total equity to total assets (GAAP) (1)	A/C	9.62%	10.26%	10.35%	11.25%	11.91%
Tangible common shareholders’ equity to tangible assets (non-GAAP) (1)	B/D	5.01%	5.76%	5.93%	6.83%	7.79%
Tangible common book value per share (non-GAAP) (1)	B/E	$8.15	$9.55	$10.06	$11.38	$12.32
____
(1)Amounts have been calculated using whole dollar values.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2022 Earnings Release
Credit Quality

	As of and for Quarter Ended
($ amounts in millions)	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021
Components:
Beginning allowance for loan losses (ALL)	$1,425	$1,416	$1,479	$1,428	$1,597

Loans charged-off:
Commercial and industrial	20	21	23	23	21
Commercial real estate mortgage—owner-occupied	—	1	3	—	1
Total commercial	20	22	26	23	22
Commercial investor real estate mortgage	—	—	—	1	—
Total investor real estate	—	—	—	1	—
Residential first mortgage	1	—	—	1	—
Home equity—lines of credit	2	1	1	1	1
Home equity—closed-end	—	—	1	—	—
Consumer credit card	9	10	10	10	9
Other consumer—exit portfolios	4	4	6	6	7
Other consumer (1)	99	33	33	30	20
Total consumer	115	48	51	48	37
Total	135	70	77	72	59

Recoveries of loans previously charged-off:
Commercial and industrial	12	12	13	12	14
Commercial real estate mortgage—owner-occupied	1	1	—	—	2
Total commercial	13	13	13	12	16
Commercial investor real estate mortgage	—	1	—	—	1
Total investor real estate	—	1	—	—	1
Residential first mortgage	1	1	2	2	—
Home equity—lines of credit	2	4	3	3	3
Home equity—closed-end	—	1	1	1	1
Consumer credit card	2	2	2	3	2
Other consumer—exit portfolios	—	2	2	—	2
Other consumer	7	8	8	7	4
Total consumer	12	18	18	16	12
Total	25	32	31	28	29

Net charge-offs (recoveries):
Commercial and industrial	8	9	10	11	7
Commercial real estate mortgage—owner-occupied	(1)	—	3	—	(1)
Total commercial	7	9	13	11	6
Commercial investor real estate mortgage	—	(1)	—	1	(1)
Total investor real estate	—	(1)	—	1	(1)
Residential first mortgage	—	(1)	(2)	(1)	—
Home equity—lines of credit	—	(3)	(2)	(2)	(2)
Home equity—closed-end	—	(1)	—	(1)	(1)
Consumer credit card	7	8	8	7	7
Other consumer—exit portfolios	4	2	4	6	5
Other consumer	92	25	25	23	16
Total consumer	103	30	33	32	25
Total	110	38	46	44	30

Provision for (benefit from) loan losses (1)	103	47	(17)	86	(139)
Initial allowance on acquired purchased credit deteriorated loans	—	—	—	9	—
Ending allowance for loan losses (ALL)	1,418	1,425	1,416	1,479	1,428
Beginning reserve for unfunded credit commitments	89	76	95	71	87
Provision for (benefit from) unfunded credit losses	32	13	(19)	24	(16)
Ending reserve for unfunded commitments	121	89	76	95	71
Allowance for credit losses (ACL) at period end	$1,539	$1,514	$1,492	$1,574	$1,499

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2022 Earnings Release

Credit Quality (continued)

	As of and for Quarter Ended
($ amounts in millions)	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021
Net loan charge-offs as a % of average loans, annualized (2):
Commercial and industrial	0.07%	0.07%	0.09%	0.11%	0.06%
Commercial real estate mortgage—owner-occupied	(0.06)%	0.05%	0.20%	0.01%	(0.06)%
Commercial real estate construction—owner-occupied	(0.08)%	(0.01)%	(0.03)%	0.18%	0.10%
Total commercial	0.06%	0.07%	0.10%	0.10%	0.05%
Commercial investor real estate mortgage	(0.01)%	(0.04)%	(0.01)%	0.01%	(0.05)%
Commercial investor real estate construction	—%	(0.01)%	—%	—%	—%
Total investor real estate	(0.01)%	(0.03)%	(0.01)%	0.01%	(0.03)%
Residential first mortgage	(0.01)%	(0.01)%	(0.05)%	(0.02)%	(0.01)%
Home equity—lines of credit	(0.08)%	(0.31)%	(0.17)%	(0.22)%	(0.24)%
Home equity—closed-end	(0.09)%	(0.04)%	(0.07)%	(0.16)%	(0.10)%
Consumer credit card	2.39%	2.70%	2.83%	2.42%	2.57%
Other consumer—exit portfolios	2.13%	0.80%	1.83%	1.69%	1.58%
Other consumer (1)	5.92%	1.72%	1.89%	1.69%	2.80%
Total consumer	1.25%	0.39%	0.44%	0.39%	0.35%
Total	0.46%	0.17%	0.21%	0.20%	0.14%
Non-performing loans, excluding loans held for sale	$495	$369	$335	$451	$530
Non-performing loans held for sale	2	3	7	13	3
Non-performing loans, including loans held for sale	497	372	342	464	533
Foreclosed properties	14	11	9	10	13
Non-performing assets (NPAs)	$511	$383	$351	$474	$546
Loans past due > 90 days (3)	$105	$107	$125	$140	$124
Criticized loans—business (4)	$2,771	$2,310	$2,539	$2,905	$3,054
Credit Ratios (2):
ACL/Loans, net	1.63%	1.62%	1.67%	1.79%	1.80%
ALL/Loans, net	1.50%	1.52%	1.59%	1.69%	1.71%
Allowance for credit losses to non-performing loans, excluding loans held for sale	311%	410%	446%	349%	283%
Allowance for loan losses to non-performing loans, excluding loans held for sale	287%	386%	423%	328%	269%
Non-performing loans, excluding loans held for sale/Loans, net	0.52%	0.39%	0.37%	0.51%	0.64%
NPAs (ex. 90+ past due)/Loans, foreclosed properties, and non-performing loans held for sale	0.54%	0.41%	0.39%	0.54%	0.66%
NPAs (inc. 90+ past due)/Loans, foreclosed properties, and non-performing loans held for sale (2)	0.65%	0.52%	0.53%	0.70%	0.80%
(1)At the end of the third quarter of 2022, the Company sold certain unsecured consumer loans with an associated allowance of $94 million at the time of the sale. As shown in the table below, there was a $63 million fair value mark recorded through charge-offs, which resulted in a net provision benefit of $31 million associated with the sale.
(2)Amounts have been calculated using whole dollar values.
(3)Excludes guaranteed residential first mortgages that are 90+ days past due and still accruing. Refer to the footnotes on page 22 for amounts related to these loans.
(4)Business represents the combined total of commercial and investor real estate loans.

Adjusted Net Charge-offs and Ratio (non-GAAP)

At the end of the third quarter of 2022, the Company made the strategic decision to sell certain unsecured consumer loans. These loans were marked down to fair value through charge-offs as shown below. Management believes that excluding the incremental increase to net charge-offs from the net charge-off ratio (GAAP) to arrive at an adjusted net charge-off ratio (non-GAAP) will assist investors in analyzing the Company's credit quality performance as well as provide a better basis from which to predict future performance.

	For the Quarter Ended
($ amounts in millions)	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021
Net loan charge-offs (GAAP)	$110	$38	$46	$44	$30
Less: charge-offs associated with the sale of unsecured consumer loans	63	—	—	—	—
Adjusted net loan charge-offs (non-GAAP)	47	38	46	44	30
Adjusted net loan charge-offs as a % of average loans, annualized (non-GAAP) (1)	0.19%	0.17%	0.21%	0.20%	0.14%
(1)Amounts have been calculated using whole dollar values.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2022 Earnings Release
Non-Performing Loans (excludes loans held for sale)

	As of
($ amounts in millions, %'s calculated using whole dollar values)	9/30/2022		6/30/2022		3/31/2022		12/31/2021		9/30/2021
Commercial and industrial	$333	0.67%	$257	0.53%	$216	0.47%	$305	0.70%	$359	0.86%
Commercial real estate mortgage—owner-occupied	29	0.57%	29	0.55%	32	0.61%	52	0.98%	68	1.26%
Commercial real estate construction—owner-occupied	6	2.22%	10	3.92%	10	3.75%	11	4.11%	11	4.22%
Total commercial	368	0.67%	296	0.55%	258	0.50%	368	0.75%	438	0.92%
Commercial investor real estate mortgage	59	0.93%	3	0.05%	2	0.04%	3	0.06%	4	0.07%
Total investor real estate	59	0.72%	3	0.04%	2	0.03%	3	0.05%	4	0.05%
Residential first mortgage	29	0.16%	27	0.15%	31	0.18%	33	0.19%	37	0.22%
Home equity—lines of credit	32	0.90%	36	1.00%	37	1.02%	40	1.08%	44	1.15%
Home equity—closed-end	7	0.28%	7	0.28%	7	0.28%	7	0.27%	7	0.27%
Total consumer	68	0.22%	70	0.22%	75	0.24%	80	0.25%	88	0.31%
Total non-performing loans	$495	0.52%	$369	0.39%	$335	0.37%	$451	0.51%	$530	0.64%

Early and Late Stage Delinquencies

Accruing 30-89 Days Past Due Loans	As of
($ amounts in millions, %'s calculated using whole dollar values)	9/30/2022		6/30/2022		3/31/2022		12/31/2021		9/30/2021
Commercial and industrial	$77	0.16%	$37	0.08%	$37	0.08%	$64	0.15%	$34	0.08%
Commercial real estate mortgage—owner-occupied	5	0.09%	5	0.10%	6	0.11%	4	0.09%	7	0.14%
Commercial real estate construction—owner-occupied	—	—%	—	—%	1	0.46%	—	0.07%	1	0.23%
Total commercial	82	0.15%	42	0.08%	44	0.09%	68	0.14%	42	0.09%
Commercial investor real estate mortgage	1	—%	—	—%	16	0.29%	—	—%	—	—%
Total investor real estate	1	—%	—	—%	16	0.23%	—	—%	—	—%
Residential first mortgage—non-guaranteed (1)	85	0.47%	71	0.41%	58	0.34%	64	0.38%	60	0.36%
Home equity—lines of credit	20	0.58%	16	0.45%	20	0.55%	21	0.57%	22	0.56%
Home equity—closed-end	11	0.44%	11	0.43%	12	0.47%	11	0.44%	10	0.40%
Consumer credit card	17	1.39%	13	1.11%	13	1.12%	15	1.23%	12	1.02%
Other consumer—exit portfolios	10	1.49%	10	1.31%	11	1.21%	14	1.30%	14	1.08%
Other consumer	49	0.93%	48	0.81%	45	0.82%	46	0.85%	17	0.75%
Total consumer (1)	192	0.73%	169	0.66%	159	0.64%	171	0.67%	135	0.49%
Total accruing 30-89 days past due loans (1)	$275	0.29%	$211	0.23%	$219	0.25%	$239	0.27%	$177	0.21%

Accruing 90+ Days Past Due Loans	As of
($ amounts in millions, %'s calculated using whole dollar values)	9/30/2022		6/30/2022		3/31/2022		12/31/2021		9/30/2021
Commercial and industrial	$4	0.01%	$4	0.01%	$5	0.01%	$5	0.01%	$3	0.01%
Commercial real estate mortgage—owner-occupied	—	—%	1	0.02%	1	0.01%	1	0.01%	2	0.03%
Total commercial	4	0.01%	5	0.01%	6	0.01%	6	0.01%	5	0.01%
Residential first mortgage—non-guaranteed (2)	50	0.28%	50	0.29%	61	0.36%	74	0.44%	68	0.41%
Home equity—lines of credit	17	0.47%	16	0.46%	19	0.52%	21	0.56%	20	0.53%
Home equity—closed-end	8	0.31%	9	0.36%	11	0.45%	12	0.49%	13	0.49%
Consumer credit card	13	1.12%	11	0.97%	12	1.11%	12	1.04%	11	0.97%
Other consumer—exit portfolios	1	0.20%	2	0.19%	2	0.19%	2	0.21%	2	0.18%
Other consumer	12	0.22%	14	0.23%	14	0.25%	13	0.23%	5	0.22%
Total consumer (2)	101	0.40%	102	0.41%	119	0.50%	134	0.58%	119	0.43%
Total accruing 90+ days past due loans (2)	$105	0.11%	$107	0.11%	$125	0.14%	$140	0.16%	$124	0.15%

Total delinquencies (1) (2)	$380	0.40%	$318	0.34%	$344	0.39%	$379	0.43%	$301	0.36%
(1)Excludes loans that are 100% guaranteed by FHA and guaranteed loans sold to Ginnie Mae where Regions has the right but not the obligation to repurchase. Total 30-89 days past due guaranteed loans excluded were $39 million at 9/30/2022, $42 million at 6/30/2022, $39 million at 3/31/2022, $40 million at 12/31/2021, and $40 million at 9/30/2021.
(2)Excludes loans that are 100% guaranteed by FHA and all guaranteed loans sold to Ginnie Mae where Regions has the right but not the obligation to repurchase. Total 90 days or more past due guaranteed loans excluded were $26 million at 9/30/2022, $28 million at 6/30/2022, $37 million at 3/31/2022, $49 million at 12/31/2021, and $44 million at 9/30/2021.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2022 Earnings Release
Forward-Looking Statements
This release may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s current expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, and because they also relate to the future they are likewise subject to inherent uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. Therefore, we caution you against relying on any of these forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, those described below:
•Current and future economic and market conditions in the United States generally or in the communities we serve (in particular the Southeastern United States), including the effects of possible declines in property values, increases in unemployment rates, financial market disruptions and potential reductions of economic growth, which may adversely affect our lending and other businesses and our financial results and conditions.
•Possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations, which could have a material adverse effect on our earnings.
•Possible changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital and liquidity.
•The impact of pandemics, including the ongoing COVID-19 pandemic, on our businesses, operations, and financial results and conditions. The duration and severity of any pandemic, including the COVID-19 pandemic, could disrupt the global economy, adversely affect our capital and liquidity position, impair the ability of borrowers to repay outstanding loans and increase our allowance for credit losses, impair collateral values, and result in lost revenue or additional expenses.
•Any impairment of our goodwill or other intangibles, any repricing of assets, or any adjustment of valuation allowances on our deferred tax assets due to changes in tax law, adverse changes in the economic environment, declining operations of the reporting unit or other factors.
•The effect of new tax legislation and/or interpretation of existing tax law, which may impact our earnings, capital ratios, and our ability to return capital to shareholders.
•Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and leases, including operating leases.
•Changes in the speed of loan prepayments, loan origination and sale volumes, charge-offs, credit loss provisions or actual credit losses where our allowance for credit losses may not be adequate to cover our eventual losses.
•Possible acceleration of prepayments on mortgage-backed securities due to low interest rates, and the related acceleration of premium amortization on those securities.
•Loss of customer checking and savings account deposits as customers pursue other, higher-yield investments, which could increase our funding costs.
•Possible changes in consumer and business spending and saving habits and the related effect on our ability to increase assets and to attract deposits, which could adversely affect our net income.
•Our ability to effectively compete with other traditional and non-traditional financial services companies, including fintechs, some of whom possess greater financial resources than we do or are subject to different regulatory standards than we are.
•Our inability to develop and gain acceptance from current and prospective customers for new products and services and the enhancement of existing products and services to meet customers’ needs and respond to emerging technological trends in a timely manner could have a negative impact on our revenue.
•Our inability to keep pace with technological changes, including those related to the offering of digital banking and financial services, could result in losing business to competitors.
•Changes in laws and regulations affecting our businesses, including legislation and regulations relating to bank products and services, as well as changes in the enforcement and interpretation of such laws and regulations by applicable governmental and self-regulatory agencies, including as a result of the changes in U.S. presidential administration, control of the U.S. Congress, and changes in personnel at the bank regulatory agencies, which could require us to change certain business practices, increase compliance risk, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses.
•Our capital actions, including dividend payments, common stock repurchases, or redemptions of preferred stock, must not cause us to fall below minimum capital ratio requirements, with applicable buffers taken into account, and must comply with other requirements and restrictions under law or imposed by our regulators, which may impact our ability to return capital to shareholders.
•Our ability to comply with stress testing and capital planning requirements (as part of the CCAR process or otherwise) may continue to require a significant investment of our managerial resources due to the importance of such tests and requirements.
•Our ability to comply with applicable capital and liquidity requirements (including, among other things, the Basel III capital standards), including our ability to generate capital internally or raise capital on favorable terms, and if we fail to meet requirements, our financial condition and market perceptions of us could be negatively impacted.
•The effects of any developments, changes or actions relating to any litigation or regulatory proceedings brought against us or any of our subsidiaries.
•The costs, including possibly incurring fines, penalties, or other negative effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions, or other legal actions to which we or any of our subsidiaries are a party, and which may adversely affect our results.
•Our ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support our businesses.
•Our ability to execute on our strategic and operational plans, including our ability to fully realize the financial and nonfinancial benefits relating to our strategic initiatives.
•The risks and uncertainties related to our acquisition or divestiture of businesses, including our recently completed acquisitions of EnerBank, Sabal, and Clearsight, and risks related to such acquisitions, including that the expected synergies, cost savings and other financial or other benefits may not be realized within the expected timeframes, or might be less than projected; difficulties in integrating the businesses; and the inability of Regions to effectively cross-sell products following these acquisitions.
•The success of our marketing efforts in attracting and retaining customers.
•Our ability to recruit and retain talented and experienced personnel to assist in the development, management and operation of our products and services may be affected by changes in laws and regulations in effect from time to time.
•Fraud or misconduct by our customers, employees or business partners.
•Any inaccurate or incomplete information provided to us by our customers or counterparties.
•Inability of our framework to manage risks associated with our businesses, such as credit risk and operational risk, including third-party vendors and other service providers, which could, among other things, result in a breach of operating or security systems as a result of a cyber attack or similar act or failure to deliver our services effectively.
•Dependence on key suppliers or vendors to obtain equipment and other supplies for our businesses on acceptable terms.
•The inability of our internal controls and procedures to prevent, detect or mitigate any material errors or fraudulent acts.
•The effects of geopolitical instability, including wars, conflicts, civil unrest, and terrorist attacks and the potential impact, directly or indirectly, on our businesses.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2022 Earnings Release
•The effects of man-made and natural disasters, including fires, floods, droughts, tornadoes, hurricanes, and environmental damage (specifically in the Southeastern United States), which may negatively affect our operations and/or our loan portfolios and increase our cost of conducting business. The severity and frequency of future earthquakes, fires, hurricanes, tornadoes, droughts, floods and other weather-related events are difficult to predict and may be exacerbated by global climate change.
•Changes in commodity market prices and conditions could adversely affect the cash flows of our borrowers operating in industries that are impacted by changes in commodity prices (including businesses indirectly impacted by commodities prices such as businesses that transport commodities or manufacture equipment used in the production of commodities), which could impair their ability to service any loans outstanding to them and/or reduce demand for loans in those industries.
•Our ability to identify and address cyber-security risks such as data security breaches, malware, ransomware, “denial of service” attacks, “hacking” and identity theft, including account take-overs, a failure of which could disrupt our businesses and result in the disclosure of and/or misuse or misappropriation of confidential or proprietary information, disruption or damage to our systems, increased costs, losses, or adverse effects to our reputation.
•Our ability to achieve our expense management initiatives.
•Market replacement of LIBOR and the related effect on our LIBOR-based financial products and contracts, including, but not limited to, derivative products, debt obligations, deposits, investments, and loans.
•Possible downgrades in our credit ratings or outlook could, among other negative impacts, increase the costs of funding from capital markets.
•The effects of problems encountered by other financial institutions that adversely affect us or the banking industry generally could require us to change certain business practices, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses.
•The effects of the failure of any component of our business infrastructure provided by a third party could disrupt our businesses, result in the disclosure of and/or misuse of confidential information or proprietary information, increase our costs, negatively affect our reputation, and cause losses.
•Our ability to receive dividends from our subsidiaries, in particular Regions Bank, could affect our liquidity and ability to pay dividends to shareholders.
•Changes in accounting policies or procedures as may be required by the FASB or other regulatory agencies could materially affect our financial statements and how we report those results, and expectations and preliminary analyses relating to how such changes will affect our financial results could prove incorrect.
•Fluctuations in the price of our common stock and inability to complete stock repurchases in the time frame and/or on the terms anticipated.
•The effects of anti-takeover and exclusive forum laws and provision in our certificate of incorporation and bylaws.
•The effects of any damage to our reputation resulting from developments related to any of the items identified above.
•Other risks identified from time to time in reports that we file with the SEC.

The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors” of Regions’ Annual Report on Form 10-K for the year ended December 31, 2021 and the "Risk Factors" of Regions' Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 as filed with the SEC.
Forward-looking statements are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope and duration of the COVID-19 pandemic (including the impact of additional variants and resurgences), the effectiveness, availability and acceptance of any vaccines or therapies, and the direct and indirect impact of the COVID-19 pandemic on our customers, third parties and us.
The words “future,” “anticipates,” “assumes,” “intends,” “plans,” “seeks,” “believes,” “predicts,” “potential,” “objectives,” “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” “would,” “will,” “may,” “might,” “could,” “should,” “can,” and similar terms and expressions often signify forward-looking statements. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible to predict all of them. We assume no obligation and do not intend to update or revise any forward-looking statements that are made from time to time, either as a result of future developments, new information or otherwise, except as may be required by law.
Regions’ Investor Relations contact is Dana Nolan at (205) 264-7040; Regions’ Media contact is Jeremy King at (205) 264-4551.